UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2008 (December 1, 2008)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2008, Protective Life Corporation (“Protective Life”) entered into a Transaction Agreement (the “Agreement”) with Bonifay Holding Company, Inc. (“BHC”), the Bank of Bonifay, a Florida banking company and a wholly-owned subsidiary of BHC (the “Bank”), and Michael A. Medley, as representative of stockholders of BHC.  Subject to the terms and conditions of the Agreement, the Bank will transfer Bank assets selected by Protective Life with a book value of up to $38 million to newly formed subsidiaries of the Bank (the “New Companies”).  Current BHC stockholders and Protective Life will pay cash to the Bank in amounts equal to the value of the transferred assets up to $10 million and $28 million, respectively.  Through a series of transfers and mergers, at the consummation of the transaction BHC and the Bank will be wholly owned subsidiaries of Protective Life and the New Companies will be owned by the former BHC stockholders.

The Agreement contains representations, warranties, covenants and termination provisions that are customary for transactions of this nature. The closing of the transactions contemplated by the Agreement is conditioned upon, among other things, the receipt of all required regulatory and third-party approvals, Protective Life’s completion of satisfactory due diligence, the approval of the transactions by the stockholders of BHC, Protective Life’s receipt of funding from the United States Department of the Treasury under the Capital Purchase Program of the Troubled Assets Relief Program, and other customary conditions.

The closing of the transactions is contemplated by the Agreement to occur on the 2nd business day following the date on which the closing conditions set forth in the Agreement are satisfied or waived.

The Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference. The summary of the material provisions of the Agreement set forth above is qualified in its entirety by reference to the Agreement filed as an exhibit hereto. There are representations and warranties contained in the Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01 Financial Statements and Exhibits.

(d)                               Exhibits:

The following exhibit is being filed herewith:

2.1 – Transaction Agreement, dated as of December 1, 2008, by and among Protective Life Corporation, Bonifay Holding Company, Inc., The Bank of Bonifay, and Michael A. Medley, as representative of stockholders of Bonifay Holding Company, Inc.*

*                                         Note:  Schedules to the Transaction Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Transaction Agreement have not been filed herewith.  The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: December 5, 2008